Because the electronic format for filing Form NSAR does not provide adequate space for responding to Item 14 correctly, the correct answer is as follows:

Acciones y Valores de Mexico, S.A. de C.V.
Banco Citibank S.A.
Casa de Bolsa Banamex, S.A. de C.V., Grupo Financiero Banamex Citgroup Derivatives Markets Inc
Citi Valores de El Salvador S.A. de C.V.
Citibank (Switzerland)
Citibank Agencia de Valores S.A.
Citibank Aktiengesellschaft
Citibank Belgium S.A./N.V.
Citibank Berhad
Citibank Canada
Citibank International
Citibank International PLC
Citibank Investment and Securities RT.
Citibank Limited
Citibank Malaysia (L) Limited
Citibank Mercado De Capitales, CA Citmerca, Casa De Bolsa
Citibank Privatkunden AG
Citibank Securities (Taiwan) Limited
Citibank, N.A.
Citibank-Corretora de Cambio, Titulos e Valores Mobiliarios S.A. Citibank-Distribuidora de Titulos e Valores Mobiliarios S.A. Citibrokerage S.A.
CitiBusiness-Leasing Financial Services Company Limited
Citicorp Brokerage (India) Limited
Citicorp Capital Markets Australia Limited
Citicorp Capital Markets Limited
Citicorp Capital Markets Sociedad Anonima
Citicorp Capital Markets Uruguay S.A.
Citicorp Capital Philippines, Inc.
Citicorp Financial Services Corporation
Citicorp International Limited
Citicorp International Securities Ltd.
Citicorp Inversora S.A. Gerente De Fondos
Citicorp Investment Bank (Singapore) Limited
Citicorp Investment Services
Citicorp Investments Limited
Citicorp Merchant Bank Limited
Citicorp Peru S.A. Sociedad Agente de Bolsa
Citicorp Securities (CR) S.R.O.
Citicorp Securities (Japan) Limited
Citicorp Securities (Thailand) Ltd.
Citicorp Securities Asia Pacific Limited
Citicorp Securities International (RP) Inc.
Citicorp Securities Services, Inc.
Citicorp Securities West Africa
Citicorp Trust Bank, FSB (fka Travelers Bank & Trust)
Citicorp Valores S.A. Sociedad de Bolsa
Citicorp Venture Capital Beratungs Gesellschaft MBH
Citigroup (Chile) S.A. Corredores de Bolsa
Citigroup Asset Management Australia Limited
Citigroup Geneva Capital Strategies (fka The Geneva Companies Inc.) Citigroup Global Markets (Guernsey) Limited
Citigroup Global Markets (Proprietary) Limited
Citigroup Global Markets Asia Limited
Citigroup Global Markets Australia Fixed Income Trading Pty Limited Citigroup Global Markets Australia Pty Limited
Citigroup Global Markets Canada Inc.
Citigroup Global Markets China Limited
Citigroup Global Markets Inc.
Citigroup Global Markets India Private Limited
Citigroup Global Markets Korea Ltd.
Citigroup Global Markets Korea Securities Limited
Citigroup Global Markets Limited
Citigroup Global Markets Malaysia Sdn. Bhd.
Citigroup Global Markets Mauritius Private Limited
Citigroup Global Markets New Zealand Limited
Citigroup Global Markets Polska SP. Z0.0
Citigroup Global Markets Puerto Rico Inc.
Citigroup Global Markets Representacoes Ltda.
Citigroup Global Markets Singapore Pte. Ltd.
Citigroup Global Markets Taiwan Limited
Citigroup Global Markets U.K. Equity Limited
Citigroup Inc.
Citinversiones de Titulos y Valores (Puesto de Bolsa) S.A.
Citinversiones, S.A.
Citisecurities Limited
CitiStreet Advisors LLC
Citistreet Financial Services LLC
Citistreet Funds Management LLC
Cititrading S.A. Casa de Valores
Citivalores De El Salvador S.A. De C.V.
Citivalores de Honduras, S.A.
Citivalores Puesto de Bolsa, S.A.
Citivalores S.A. Comisionista de Bolsa
Citivalores, S.A. (Guatemala)
Citivalores, S.A. (Panama City)
Dom Maklerski Banku Handlowego S.A.
Forum Securities Services LTD.
Inarco International Bank NV
Latin American Investment Bank Bahamas Limited
Lava Trading, Inc.
Nikko Citigroup Limited
OnTrade Inc.
P.T. Citicorp Securities Indonesia
PFS Investments Inc.
PFSL Investments Canada Ltd.
PT. Citigroup Securities Indonesia
Salomon Brothers Asset Management Limited
Salomon Brothers UK Limited
Salomon Smith Barney Asia Limited
Salomon Smith Barney Australia Capital Markets Pty Limited
Salomon Smith Barney Australia Corporate Finance Pty Limited Salomon Smith Barney Australia Pty Limited
Salomon Smith Barney SA
Salomon Smith Barney Securities (Taiwan) Limited
Salomon Smith Barney Securities Asia Limited
Salomon Swapco Inc.
Smith Barney Citigroup Australia Pty Limited
Smith Barney Strategy Advisers Inc.
Travelers Asset Management International Corporation
Travelers Investment Advisers, Inc.
Tribeca Management, L.L.C.
ZAO Citigroup Global Markets